Exhibit 99.2
Unaudited Combined Pro Forma Financial Statements
On April 11, 2023 (the “Petition Date”), National CineMedia, LLC (“NCM LLC”) filed a voluntary petition for reorganization with a prearranged Chapter 11 plan under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). NCM LLC’s case was administered under the caption In re: National CineMedia, LLC, Case No. 23-90291. National CineMedia, Inc. (“NCM, Inc.” or the “Company”), the parent company of NCM LLC, continued to manage NCM LLC, the “debtor in possession”, under the jurisdiction of the Bankruptcy Code and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. As a result of this filing and in accordance with applicable GAAP, the Company concluded that NCM, Inc. no longer controlled NCM LLC for accounting purposes as of the Petition Date, and therefore, NCM LLC was deconsolidated from the Company’s consolidated financial statements prospectively. NCM LLC emerged from bankruptcy on August 7, 2023 (the “Effective Date”) and NCM, Inc. retained 100.0% ownership and regained control of NCM LLC. NCM LLC was therefore reconsolidated into the Company’s consolidated financial statements prospectively as of the Effective Date under US GAAP in accordance with Accounting Standards Codification (“ASC”) 805 - Business Combinations. Capitalized terms used but not otherwise defined herein have the meanings given to them in the Plan. In connection with the reconsolidation of NCM LLC and in accordance with Regulation S-X Article 11, the following unaudited combined pro forma financial statements of the Company are included herein:

•	Unaudited Combined Pro Forma Balance Sheet as of June 29, 2023;
•	Unaudited Combined Pro Forma Statement of Operations for the six months ended June 29, 2023;
•	Unaudited Combined Pro Forma Statement of Operations for the year ended December 29, 2022; and
•	Notes to unaudited combined pro forma financial statements.
The following unaudited combined pro forma financial statements (“pro forma financial statements”) are based upon the historical consolidated financial statements of the Company, adjusted to reflect the estimated fair values of NCM LLC’s assets and liabilities recorded upon the reconsolidation of NCM LLC after emergence from bankruptcy in accordance with ASC 805-Business Combinations and other adjustments. Refer to “Notes to unaudited combined Pro Forma Financial Statements” for explanation of each pro forma adjustment. The unaudited combined pro forma financial statements of the Company should be read in conjunction with the historical consolidated financial statements of the Company and the related notes, as well as the unaudited interim historical financial statements of NCM LLC and the related notes, filed in conjunction with this exhibit. The Company prepared the unaudited combined pro forma financial statements included herein on the same basis as the annual audited consolidated financial statements.
The unaudited combined Pro Forma Balance Sheet reflects the reconsolidation of NCM LLC assuming emergence from bankruptcy had occurred on June 29, 2023, while the unaudited combined Pro Forma Statement of Operations (“Pro Forma Statement of Operations”) for the six months ended June 29, 2023 and year ended December 29, 2022 gives effect to the reconsolidation assuming the emergence from bankruptcy had occurred on December 31, 2021. The pro forma adjustments are based on the best available information, including certain assumptions that the Company believes are reasonable. The Company believes that such adjustments are appropriate to the reconsolidation of NCM LLC. The pro forma adjustments assume that NCM LLC continues to operate its business in the ordinary course.
NCM, Inc. is a separate entity and did not file for bankruptcy relief. NCM, Inc. has a net deferred tax asset with a full valuation allowance, as such the proforma adjustments have no tax impacts. Actual results could differ materially from the pro forma presentation included herein depending on these factors, among others.
The unaudited combined pro forma financial statements are provided for illustrative purposes only and are not indicative of the operating results or financial position that would have occurred had the reconsolidation of NCM LLC occurred on June 29, 2023 for the unaudited combined Pro Forma Balance Sheet, or on December 31, 2021 for the unaudited combined Pro Forma Statement of Operations for the six months ended June 29, 2023 and year ended December 29, 2022. Readers should not rely on the unaudited combined pro forma financial statements as being indicative of the historical operating results that the Company would have achieved if the reconsolidation had occurred on such dates or any future operating results or financial position that it will experience after the effective date of the emergence from bankruptcy of NCM LLC.

NATIONAL CINEMEDIA, INC.
Unaudited Combined Pro Forma Balance Sheet as of June 29, 2023
(In millions, except share and per share data)

	Historical NCM, Inc. Consolidated	Historical, as adjusted, NCM LLC (Note 1)	Pro Forma Adjustments (Note 3)		Eliminations (Note 3)		Pro Forma NCM, Inc. Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15.5	$23.7	$(15.5)	(a)	$—		$23.7
Short-term marketable securities	1.0	—	—		—		1.0
Receivables, net	0.2	59.3	—		(0.2)	(i)	59.3
Prepaid administrative fees to managing member	—	0.6	—		(0.6)	(i)	—
Prepaid expenses and other current assets	7.1	8.2	—		(3.2)	(i)	12.1
Total current assets	23.8	91.8	(15.5)		(4.0)		96.1
NON-CURRENT ASSETS:
Property and equipment, net	—	11.6	3.2	(b)	—		14.8
Intangible assets, net	—	432.3	(17.3)	(c)	—		415.0
Other investments	—	0.9	—		—		0.9
Long-term investments	7.7	—	(7.7)	(h)	—	(i)	—
Investment in unconsolidated affiliate	11.9	—	437.2	(d)	(449.1)	(i)	—
Debt issuance costs, net	—	2.4	—		—		2.4
Other assets	—	9.4	—		—		9.4
Total non-current assets	19.6	456.6	415.4		(449.1)		442.5
TOTAL ASSETS	$43.4	$548.4	$399.9		$(453.1)		$538.6
LIABILITIES AND EQUITY/(DEFICIT)
CURRENT LIABILITIES:
Amounts due to founding members, net	$—	$11.8	$—		$—		$11.8
Amounts due to managing member, net	—	0.2	—		(0.2)	(i)	—
Payable to founding members under tax receivable agreement	1.1	—	(0.9)	(e)	—		0.2
Accrued expenses	0.8	0.7	—		—		1.5
Accrued payroll and related expenses	1.7	7.8	—		—		9.5
Accounts payable	2.4	35.5	—		—		37.9
Deferred revenue	3.8	12.4	—		(3.8)	(i)	12.4
Other current liabilities	—	1.1	—		—		1.1
Total current liabilities	9.8	69.5	(0.9)		(4.0)		74.4
NON-CURRENT LIABILITIES:		.
Long-term debt	—	10.0	—		—		10.0
Payable to founding members under tax receivable agreement	52.9	—	(39.3)	(e)	—		13.6
Other liabilities	—	5.7	—		—		5.7
Total non-current liabilities	52.9	15.7	(39.3)		—		29.3
Total liabilities	62.7	85.2	(40.2)		(4.0)		103.7
COMMITMENTS AND CONTINGENCIES
EQUITY/(DEFICIT):
NCM, Inc. Stockholders’ Equity/(Deficit):
Preferred stock	—	—	—		—		—
Common stock	1.7	—	0.8	(f)	—		2.5
NCM LLC’s Members’ Equity	—	463.2	(14.1)	(g)	(449.1)	(i)	—
Additional paid in capital/(deficit)	(132.3)	—	266.2	(f)	—		133.9
Retained earnings (distributions in excess of earnings)	111.3	—	187.2	(e)(h)	—	(i)	298.5
Total NCM, Inc. stockholders’ equity/(deficit)	(19.3)	463.2	440.1		(449.1)		434.9
Noncontrolling interests	—	—	—		—		—
Total equity/(deficit)	(19.3)	463.2	440.1		(449.1)		434.9
TOTAL LIABILITIES AND EQUITY/(DEFICIT)	$43.4	$548.4	$399.9		$(453.1)		$538.6
See accompanying Notes to unaudited combined Pro Forma Financial Statements.

NATIONAL CINEMEDIA, INC.
Unaudited Combined Pro Forma Statement of Operations
Six months ended June 29, 2023
(In millions, except share and per share data)

	Historical NCM, Inc. Consolidated	Historical, as adjusted, NCM LLC (Note 1)	Pro Forma Adjustments (Note 3)		Pro Forma NCM, Inc. Combined
REVENUE	$49.7	$45.8	$—		$95.5
OPERATING EXPENSES:
Advertising operating costs	6.7	29.2	—		35.9
Network costs	2.7	1.9	—		4.6
Theater access fees and revenue share to founding members	23.3	4.2	—		27.5
Selling and marketing costs	10.6	9.0	—		19.6
Administrative and other costs	33.3	21.6	—		54.9
Depreciation expense	1.5	1.1	0.4	(j)	3.0
Amortization of intangibles	7.1	5.4	6.7	(k)	19.2
Total	85.2	72.4	7.1		164.7
OPERATING LOSS	(35.5)	(26.6)	(7.1)		(69.2)
NON-OPERATING EXPENSES (INCOME):
Interest on borrowings	27.1	(26.1)	—		1.0
(Gain) loss on modification of debt	0.4	—	—		0.4
Loss (gain) on re-measurement of the payable to founding members under the tax receivable agreement	3.4	—	—		3.4
Gain on sale of asset	(0.3)	—	—		(0.3)
Gain on deconsolidation of affiliate	(557.7)	—	557.7	(l)	—
Other non-operating expenses (income)	0.3	—	—		0.3
Total	(526.8)	(26.1)	557.7		4.8
INCOME (LOSS) BEFORE INCOME TAXES	491.3	(0.5)	(564.8)		(74.0)
Income tax expense	—	—	—		—
NET INCOME (LOSS)	491.3	(0.5)	(564.8)		(74.0)
Less: Net loss attributable to noncontrolling interests	(8.5)	—	8.5	(m)	—
NET INCOME (LOSS) ATTRIBUTABLE TO NCM, INC.	499.8	(0.5)	(573.3)		(74.0)
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO NCM, INC.	$499.8	$(0.5)	$(573.3)		$(74.0)

NET INCOME (LOSS) PER NCM, INC. COMMON SHARE:
Basic	$3.13				$(0.78)
Diluted	$2.83				$(0.77)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	159,783,309		(64,452,224)	(n)	95,331,085
Diluted	173,491,390		(76,789,496)	(n)	96,701,894
See accompanying Notes to unaudited combined Pro Forma Financial Statements.

NATIONAL CINEMEDIA, INC.
Unaudited Combined Pro Forma Statement of Operations
Year ended December 29, 2022
(In millions, except share and per share data)

	Historical NCM, Inc. Consolidated	Pro Forma Adjustments (Note 3)		Pro Forma NCM, Inc. Consolidated
REVENUE	$249.2	$(6.9)	(o)	$242.3
OPERATING EXPENSES:
Advertising operating costs	27.2	41.9	(p)	69.1
Network costs	8.4	—		8.4
Theater access fees and revenue share to founding members	82.3	(31.8)	(o)	50.5
Selling and marketing costs	42.8	—		42.8
Administrative and other costs	44.3	—		44.3
Impairment of long-lived asset	5.8	—		5.8
Loss on termination of Regal ESA	—	132.9	(q)	132.9
Depreciation expense	6.5	(2.0)	(j)	4.5
Amortization of intangibles	25.0	13.3	(k)	38.3
Total	242.3	154.3		396.6
OPERATING (LOSS) INCOME	6.9	(161.2)		(154.3)
NON-OPERATING EXPENSES (INCOME):
Interest on borrowings	79.7	(77.7)	(r)	2.0
Gain on modification of debt	(5.9)			(5.9)
Loss (gain) on re-measurement of the payable to founding members under the tax receivable agreement	2.2	(4.7)	(e)	(2.5)
Gain on sale of asset	(2.2)	—		(2.2)
Gain on deconsolidation of affiliate	—	(563.5)	(l)	(563.5)
Gain on remeasurement of investment in NCM LLC	—	(43.1)	(h)	(43.1)
Gain on reconsolidation of NCM LLC	—	(149.1)	(h)	(149.1)
Other non-operating expenses (income)	(0.7)	—		(0.7)
Total	73.1	(838.1)		(765.0)
INCOME (LOSS) BEFORE INCOME TAXES	(66.2)	676.9		610.7
Income tax expense	—	—		—
NET INCOME (LOSS)	(66.2)	676.9		610.7
Less: Net loss attributable to noncontrolling interests	(37.5)	37.5	(m)	—
NET INCOME (LOSS) ATTRIBUTABLE TO NCM, INC.	(28.7)	639.4		610.7
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO NCM, INC.	$(28.7)	$639.4		$610.7

NET INCOME (LOSS) PER NCM, INC. COMMON SHARE:
Basic	$(0.35)			$6.98
Diluted	$(0.35)			$6.98
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	81,968,007	5,581,548	(n)	87,549,555
Diluted	81,968,007	5,581,548	(n)	87,549,555
See accompanying Notes to unaudited combined Pro Forma Financial Statements.

NATIONAL CINEMEDIA, INC.
Notes to unaudited combined Pro Forma Financial Statements
Note 1. Basis of Pro Forma Preparation of NCM LLC
In order to derive the unaudited adjusted historical balance sheet of NCM LLC as of June 29, 2023 and the unaudited adjusted historical statement of operations of NCM LLC for the six months ended June 29, 2023, the Company adjusted the historical financial statements for the impact of the emergence from bankruptcy, as well as, the termination of the Exhibitor Services Agreement (“ESA”) and Tax Receivable Agreement (“TRA”) with Regal Cinemas, Inc. (“Regal”) and the entrance into the Network Affiliate Transaction Agreement (“Affiliate Advertising Agreement”) with Regal effective July 14, 2023. The adjustments are necessary to present NCM LLC’s unaudited interim financial statements consistent with the conditions with which NCM LLC is reconsolidated as of the Effective Date. Accordingly, assets and liabilities related to contracts rejected through the bankruptcy, indebtedness discharged by the Bankruptcy Court, accrued interest discharged by the Bankruptcy Court and other liabilities discharged by the Bankruptcy Court were removed from the historical balance sheet. Additionally, exit financing, debt issuance costs, issuance of shares, founding member contributions and the gain on emergence of bankruptcy incurred upon emergence were reflected within the unaudited adjusted balance sheet. Please refer to Note 4 - Adjustments to the unaudited interim historical financial statements of NCM LLC for further information.
In order to derive the unaudited adjusted historical statement of operations of NCM LLC for the six months ended June 29, 2023, the Company also adjusted the historical balances for intercompany eliminations related to transactions between NCM LLC and NCM, Inc. during the period between the Petition Date and June 29, 2023. Accordingly, previously consolidated revenue and expenses of NCM LLC which were also included within the NCM, Inc. Consolidated historical financial statements were eliminated from the unaudited interim historical results of NCM LLC. These adjustments are shown below within the ‘Eliminations’ column.
Accounting Policies and Accounting Framework Conversion - The accounting policies used in the preparation of these unaudited combined pro forma financial statements are those set out in NCM, Inc.’s Annual Report on Form 10-K for the year ended December 29, 2022. Certain adjustments have been made to the unaudited pro forma financial statements to reflect NCM LLC’s emergence from bankruptcy. As a result of this process, all assets and liabilities related to contracts rejected through the bankruptcy, indebtedness discharged by the Bankruptcy Court, accrued interest discharged by the Bankruptcy Court, and other liabilities discharged by the Bankruptcy Court were removed from the historical balance sheet in accordance with ASC 852-Reorganizations. Additionally, exit financing, debt issuance costs, issuance of shares, founding member contributions and gain on emergence of bankruptcy incurred upon emergence were recorded to the balance sheet in accordance with ASC 852-Reorganizations.
NATIONAL CINEMEDIA, LLC.
Historical, as adjusted, Balance Sheet as of June 29, 2023
(In millions)

	Historical NCM LLC	Regal Adjustments (Note 4)		Bankruptcy Adjustments (Note 4)		Historical, as adjusted NCM LLC
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$55.6	$—		$(31.9)	(ff)	$23.7
Restricted cash	2.1	(2.1)	(aa)	—		—
Receivables, net	59.3	—		—		59.3
Prepaid administrative fees to managing member	0.6	—		—		0.6
Prepaid expenses and other current assets	10.3	—		(2.1)	(gg)	8.2
Total current assets	127.9	(2.1)		(34.0)		91.8
NON-CURRENT ASSETS:
Property and equipment, net	11.6	—		—		11.6
Intangible assets, net	573.9	(141.6)	(bb)	—		432.3
Other investments	0.9	—		—		0.9
Debt issuance costs, net	—	—		2.4	(hh)	2.4
Other assets	21.7	—		(12.3)	(gg)	9.4
Total non-current assets	608.1	(141.6)		(9.9)		456.6
TOTAL ASSETS	$736.0	$(143.7)		$(43.9)		$548.4
LIABILITIES AND EQUITY/(DEFICIT)
CURRENT LIABILITIES:
Amounts due to founding members, net	$4.5	$(2.1)	(aa)	$9.4	(ii)	$11.8
Amounts due to managing member, net	0.2	—		—		0.2

Accrued expenses	0.5	—		0.2	(ii)	0.7
Accrued payroll and related expenses	7.8	—		—		7.8
Accounts payable	21.0	—		14.5	(ii)	35.5
Deferred revenue	12.4	—		—		12.4
Other current liabilities	—	—		1.1	(ii)	1.1
Total current liabilities	46.4	(2.1)		25.2		69.5
NON-CURRENT LIABILITIES:
Long-term debt	—	—		10.0	(jj)	10.0
Other liabilities	—	—		5.7	(ii)	5.7
Total non-current liabilities	—	—		15.7		15.7
LIABILITIES SUBJECT TO COMPROMISE
Liabilities subject to compromise	1,230.5	—		(1,230.5)	(ii)	—
Total liabilities	1,276.9	(2.1)		(1,189.6)		85.2
COMMITMENTS AND CONTINGENCIES
EQUITY/(DEFICIT):
Total NCM LLC Members’ equity/(deficit)	(540.9)	(141.6)	(cc)	1,145.7	(kk)	463.2
TOTAL LIABILITIES AND EQUITY/(DEFICIT)	$736.0	$(143.7)		$(43.9)		$548.4
NATIONAL CINEMEDIA, LLC.
Historical, as adjusted, Statement of Operations
For the six months ended June 29, 2023
(In millions)

	Historical NCM LLC	Regal Adjustments (Note 4)		Bankruptcy Adjustments (Note 4)		Eliminations		Historical, as adjusted, NCM LLC
REVENUE	$99.3	$(3.8)	(dd)	$—		$(49.7)	(mm)	$45.8
OPERATING EXPENSES:								—
Advertising operating costs	13.1	22.8	(ee)	—		(6.7)	(mm)	29.2
Network costs	4.6	—		—		(2.7)	(mm)	1.9
Theater access fees and revenue share to founding members	43.5	(16.0)	(dd)	—		(23.3)	(mm)	4.2
Selling and marketing costs	19.6	—		—		(10.6)	(mm)	9.0
Administrative and other costs	25.0	—		—		(3.4)	(mm)	21.6
Administrative fee—managing member	11.3	—		—		(11.3)	(mm)	—
Depreciation expense	2.5	—		—		(1.4)	(mm)	1.1
Amortization of intangibles	12.5	—		—		(7.1)	(mm)	5.4
Total	132.1	6.8		—		(66.5)		72.4
OPERATING LOSS	(32.8)	(10.6)		—		16.8		(26.6)
NON-OPERATING EXPENSES (INCOME):
Interest on borrowings	27.4	—		(26.1)	(ll)	(27.4)	(mm)	(26.1)
Loss on modification of debt	0.3	—		—		(0.3)	(mm)	—
Gain on sale of asset	(0.3)	—		—		0.3	(mm)	—
Reorganization items	18.6	—		—		(18.6)	(mm)	—
Other non-operating expenses (income)	(0.2)	—		—		0.2	(mm)	—
Total	45.8	—		(26.1)		(45.8)		(26.1)
LOSS BEFORE INCOME TAXES	(78.6)	(10.6)		26.1		62.6		(0.5)
Income tax expense	—	—		—		—		—
NET LOSS	$(78.6)	$(10.6)		$26.1		$62.6		$(0.5)
Note 2. Preliminary Purchase Price Allocation
The reconsolidation of NCM LLC by NCM, Inc. is being accounted for as a business combination using the acquisition method of accounting, whereby the assets acquired and liabilities assumed are recognized based upon their estimated fair values at the Effective Date, under ASC 805-Business Combinations.
The pro forma adjustments are based on the Company’s preliminary estimates and assumptions that are subject to change with respect to the final purchase price and allocation thereof. The purchase price represents the assets acquired and liabilities assumed on the date of reconsolidation. Accordingly, the purchase price allocation is considered preliminary and may materially change before final determination. The changes would affect the values assigned to the assets acquired and liabilities assumed. Assuming the reconsolidation was consummated on June 29, 2023, the preliminary valuation would be $449.1 million, comprising of $15.5 million in cash NCM, Inc. contributed to NCM LLC, $267.0 million of NCM, Inc. shares issued to the secured lenders of NCM LLC, NCM, Inc.’s retained and remeasured investment in NCM LLC of $38.9 million, the loss on the discharge of NCM LLC bonds held at NCM, Inc. of $7.7 million and the gain on reconsolidation of $115.9 million.
Based on June 29, 2023 financial information, the Company estimated the preliminary allocation of fair value to the related assets and liabilities as follows (in millions):

Amounts
Cash and cash equivalents	$23.7
Receivables, net	59.3
Prepaid expenses and other current assets	8.8
Property and equipment, net	14.8
Intangible assets, net	415.0
Other investments	0.9
Debt issuance costs, net	2.4
Other assets	9.4
Amounts due to members, net	(12.0)
Accrued expenses	(0.7)
Accrued payroll and related expenses	(7.8)
Accounts payable	(35.5)
Deferred revenue	(12.4)
Other current liabilities	(1.1)
Long-term debt	(10.0)
Other liabilities	(5.7)
Net assets acquired	$449.1
Note 3. Unaudited Pro Forma Adjustments to the Financial Statements
The following adjustments have been reflected in the unaudited combined Pro Forma Balance Sheet as if the reconsolidation of NCM LLC occurred on June 29, 2023 and in the unaudited combined Pro Forma Statement of Operations for the six months ended June 29, 2023 and year ended December 29, 2022 as if the reconsolidation of NCM LLC occurred on December 31, 2021.
Adjustments related to the reconsolidation of NCM LLC:
(a)    Reflects a $15.5 million cash contribution from NCM, Inc. to NCM LLC on NCM LLC’s emergence from bankruptcy.
(b)    Reflects a $3.2 million increase in the value of the Company’s property and equipment to adjust the historical balance to the estimated fair value at the time of the reconsolidation of NCM LLC in accordance with ASC 805 - Business Combinations. The property and equipment, net is depreciated straight-line over its remaining useful life.
(c)    Reflects the net effect of the elimination of the historical, as adjusted, Intangible assets of NCM LLC partially offset by the recognition of the preliminary amounts assigned to the identifiable Intangible assets of $415.0 million, as shown below, in millions. The intangible related to the ESAs is amortized on a straight-line basis over its useful life of 13 years. The intangibles related to the various affiliate advertising agreements in place is amortized on a straight-line basis over 16 years. The intangible related to customer relationships is amortized on a straight-line basis over its useful life of 6 years. The intangible related to trademarks is amortized on a straight-line basis over its useful life of 8 years.

	Historical, as adjusted, NCM LLC Intangibles, net	Preliminary fair value	Net recognition (elimination) of intangible assets	Remaining useful life (in years)	Amortization per year
ESAs	$418.4	$250.0	$(168.4)	13.0	$19.2
Affiliates	13.9	75.0	61.1	16.0	4.7
Customer Relationships	—	75.0	75.0	6.0	12.5
Trademarks	—	15.0	15.0	8.0	1.9
Total	$432.3	$415.0	$(17.3)		$38.3
(d)    Reflects the adjustment to the investment in NCM LLC recorded by NCM, Inc. of $437.2 million to increase the investment to NCM LLC’s fair value as if the reconsolidation had occurred on June 29, 2023.
(e)    Reflects the remeasurement of the payable to the founding members under the Tax Receivable Agreement to remove projected payments to Regal under the Regal TRA terminated on July 14, 2023, resulting in a gain on remeasurement of the TRA of $40.2 million for the six months ended June 29, 2023 and a gain on the remeasurement of the TRA of $4.7 million for the year ended December 29, 2022. The payable to founding members under the Tax Receivable Agreement and resulting gain were estimated based upon the best available information as of the issuance of the Pro Forma financial statements.
(f)    Reflects the issuance of NCM, Inc.’s shares to the secured lenders of NCM LLC upon emergence from bankruptcy.
(g)    Reflects the elimination of the historical net assets of NCM LLC totaling $14.1 million in conjunction with the entry to adjust NCM LLC’s assets and liabilities to the estimated fair values in accordance with ASC 805 - Business Combinations.
(h)    Reflects the impact to Retained earnings of the Gain on remeasurement of the investment in NCM LLC of $38.9 million, the loss on the discharge of NCM LLC bonds held at NCM, Inc. of $7.7 million and the Gain on reconsolidation of $115.9 million as if the reconsolidation had occurred on June 29, 2023 and Gain on remeasurement of the investment in NCM LLC of $43.1 million and Gain on reconsolidation of $149.1 million as if the reconsolidation had occurred on December 31, 2021.
(i)    Represents adjustments to remove NCM LLC’s intercompany balances with NCM, Inc. in order to eliminate intercompany amounts and transactions in the Company's combined pro forma financial statements.
(j)    Reflects the net increase in depreciation expense to $3.0 million and $4.5 million for the six months ended June 29, 2023 and the year ended December 29, 2022, respectively, due to the change in fair value of the property and equipment, as described in (b) above, partially offset by the reversal of the depreciation expense recorded in the historical NCM LLC financial statements based on the property and equipment’s historical cost.
(k)    Reflects the net increase in amortization expense to $19.2 million and $38.3 million for the six months ended June 29, 2023 and the year ended December 29, 2022, respectively, due to the change in fair value of the intangible assets, as described above in (c) above, partially offset by the reversal of amortization expense recorded in the historical NCM LLC financial statements based on the historical intangible asset balances.
(l)    Reflects the reversal of the historical gain on deconsolidation for the six months ended June 29, 2023 and the recognition of the gain on deconsolidation of $563.5 million for the year ended December 29, 2022, respectively, as if NCM, Inc.’s deconsolidation of NCM LLC occurred on December 31, 2021.
(m)    Reflects the reversal of historical non-controlling interest that would not have occurred if NCM LLC had emerged from bankruptcy on December 31, 2021, as NCM, Inc. wholly owned NCM LLC at emergence.
(n)    Reflects the effects on shares outstanding of the 1-for-10 reverse stock split effected on August 3, 2023 in conjunction with NCM LLC’s emergence from bankruptcy, as if NCM LLC emerged from bankruptcy on December 31, 2021 of 143,804,978 weighted average basic shares and 156,142,250 weighted average diluted shares for the six months ended June 29, 2023 and 73,771,206 weighted average basic and diluted shares for the year ended December 29, 2022. Additionally, reflects impacts on NCM, Inc. shares outstanding for NCM LLC’s emergence from bankruptcy that would have occurred if NCM LLC had emerged from bankruptcy on December 31, 2021 of 83,421,135 shares issued to secured lenders of NCM LLC and the surrender of Regal’s 4,068,381 shares on the weighted average basic and diluted outstanding shares for the six months ended June 29, 2023 and year ended December 29, 2022.
Adjustments made to the historical NCM, Inc. consolidated Statement of Operations for the year ended December 29, 2022 to reflect the termination of the Regal ESA and assumption of the Advertising Affiliate Agreement as well as NCM LLC’s emergence from bankruptcy:
(o)    Represents the reversal of historical beverage revenue and theater access fees under the ESA with Regal that was terminated on July 14, 2023, in relation to NCM LLC’s Bankruptcy filing, that would not have been recognized had NCM LLC terminated the contract on December 31, 2021 and not operated under the Regal ESA during the year ended December 29, 2022.
(p)    Represents costs that would have been incurred under the Advertising Affiliate Agreement with Regal effective July 14, 2023 had NCM LLC been operating under the material new agreement during the year ended December 29, 2022.
(q)    Represents the loss on the termination of the ESA with Regal as if the agreement was terminated on December 31, 2021, respectively.
(r)    Reflects the decrease in interest expense to $1.2 million and amortization of deferred financing costs to $0.8 million for the year ended December 29, 2022 related to the outstanding balance on NCM LLC’s exit financing of $10.0 million offset by the reversal of historical interest expense and amortization of deferred financing costs recorded in the historical NCM LLC financial statements based upon the previously outstanding debt and debt issuance costs balances.

NCM LLC’s exit financing has a variable interest rate and the interest expense would not materially change if the rate were to vary by .125%.
Note 4. Adjustments to the unaudited interim historical financial statements of NCM LLC
Certain adjustments were made to the historical balance sheet and historical statement of operations of NCM LLC as of and for the six months ended June 29, 2023 for the impact of the emergence from bankruptcy, termination of the ESA with Regal and for intercompany eliminations. The adjustments are necessary to present NCM LLC’s unaudited interim financial statements consistent with the conditions with which NCM LLC is reconsolidated as of the Effective Date.
Adjustments related to the termination of the Regal ESA and assumption of the Advertising Affiliate Agreement:
(aa)    Reflects the release of restricted cash owed to Regal that was relinquished on July 14, 2023, upon termination of the ESA.
(bb)    Represents the disposal of the intangible asset related to the ESA with Regal of $141.6 million as if the agreement was terminated on June 29, 2023.
(cc)    Represents the impact to NCM LLC’s equity upon the termination of the Regal ESA of $141.6 million as if the agreement was terminated on June 29, 2023.
(dd)    Represents the reversal of historical beverage revenue and theater access fees recognized under the ESA with Regal that was terminated on July 14, 2023, in relation to NCM LLC’s Bankruptcy filing, that would not have been recognized had NCM LLC terminated the ESA with Regal on December 31, 2021 and not operated under the Regal ESA during the six months ended June 29, 2023.
(ee)    Represents costs that would have been incurred under the Advertising Affiliate Agreement with Regal effective July 14, 2023 had NCM LLC been operating under the material new agreement during the six months ended June 29, 2023.
Adjustments related to NCM LLC’s emergence from bankruptcy:
(ff)    Reflects the net impact of cash received from NCM, Inc. of $15.5 million, cash received of $9.1 million on the drawdown of the exit facility and cure payments made to assume the NCM LLC’s contracts and the payment of success fees to certain of the Company’s advisors made upon the NCM LLC’s emergence from bankruptcy, partially offset by the initial minimum draw upon NCM LLC’s exit facility.
(gg)    Reflects the disposal of assets related to contracts rejected during the bankruptcy process and terminated as of the emergence date.
(hh)    Reflects the debt issuance costs recorded upon obtaining the exit facility upon emergence from bankruptcy.
(ii)    Represents the impact of reclassifying liabilities from the “Liabilities subject to compromise” presentation on the unaudited historical balance sheet of NCM LLC to the amount agreed owed through Bankruptcy Court to unsecured creditors and removing the debt discharged of $1,146.8 million by the Bankruptcy Court in accordance with ASC 852 -Reorganizations.
(jj)    Represents the minimum draw upon the exit facility of $10.0 million obtained upon emergence from bankruptcy.
(kk)    Represents the impact to “Retained earnings” of the gain on emergence from bankruptcy recorded if NCM LLC had emerged on December 31, 2021.
(ll)    Reflects the decrease in interest expense to $0.6 million and in amortization of deferred financing costs to $0.4 million for the six months ended June 29, 2023 related to the outstanding balance on NCM LLC’s exit financing of $10.0 million offset by the reversal of historical interest expense and amortization of deferred financing costs recorded in the historical NCM LLC financial statements based upon the previously outstanding debt and debt issuance costs balances. NCM LLC’s exit financing has a variable interest rate and the interest expense would not materially change if the rate were to vary by .125%.
(mm)    Represents adjustments to remove NCM LLC activity that was included within NCM, Inc.’s consolidated results for the period prior to deconsolidation and related intercompany balances with NCM, Inc. in the Company's financial statements.